Exhibit 23(a)






INDEPENDENT AUDITORS' CONSENT



We consent to the inclusion in and the incorporation by reference in this Registration Statement No. 333-67311 on Form S-4 of Roanoke Gas Company, of our report dated October 20, 1998, included in the Annual Report to Stockholders of Roanoke Gas Company for the year ended September 30, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement.




s/Deloitte & Touche LLP
Deloitte & Touche LLP
December 4, 1998